UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2005

The Knot, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	0-28271 (Commission File Number)	13-3895178 (I.R.S. Employer Identification No.)

462 Broadway, 6th Floor, New York, New York (Address of Principal Executive Offices)	10013 (Zip Code)

Registrant’s telephone number, including area code: (212) 219-8555

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        (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

The Knot, Inc. Editor-in-Chief and co-founder Carley Roney advised the company that, in order to achieve diversification and liquidity in her financial portfolio, she had entered into a written plan for selling shares of The Knot’s stock designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and in accordance with The Knot’s Insider Trading Policy. Among other things, The Knot’s Insider Trading Policy allows an employee to implement a written trading plan provided such person is not in possession of material non-public information about The Knot at the time the plan is entered into, consistent with Rule 10b5-1. Ms. Roney advised The Knot that she established her written trading plan during an “open window” under The Knot’s Insider Trading Policy and that her plan was implemented, in part, to avoid any inference that her future sales would be made on the basis of material non-public information. According to Ms. Roney, her plan provides for selling up to 300,000 shares (subject to, among other things, the volume limitations imposed by applicable securities regulations). Ms. Roney is married to David Liu, The Knot’s President, Chief Executive Officer and Chairman of the Board and also a co-founder.

Except as may be required by law, The Knot does not undertake to report written trading plans established by other company officers or directors, nor to report modifications, terminations, transactions or other activities under Ms. Roney’s plan or the plan of any other officer or director.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KNOT, INC. (Registrant)

Date: September 6, 2005	By: /s/ RICHARD E. SZEFC Richard E. Szefc Chief Financial Officer, Treasurer and Secretary